Information Analysis Incorporated	2012 Annual Report on Form 10-K

EXHIBIT 10.16

FIFTH MODIFICATION OF LEASE

This Fifth Modification of Lease ("Fifth Modification") is dated February 6, 2013, between Fair Center Office Associates, LLC ("LANDLORD") and Information Analysis, Inc. ("TENANT").

RECITALS

R-1 LANDLORD and TENANT entered into that particular Lease as of December 20, 1996, that particular Addendum #1 as of March 3, 1997, that particular Addendum #2 as of April 11, 1997, that particular First Modification of Lease (“First Modification”) dated March 26, 2001, and that particular Second Modification of Lease (“Second Modification”) dated February 10, 2004, ("Lease") for portions of the second (2nd), third (3rd) and fourth (4th) floors of the Fair Center Office Building. LANDLORD AND TENANT also entered into that particular Third Modification of Lease “Third Modification” dated November 8, 2006, and that particular Fourth Modification of Lease “Fourth Modification” dated November 12, 2009 (collectively referred to as the “Lease”), for a portion of the second (2nd) floor of the Fair Center Office Building located in Fairfax County known as 11240 Waples Mill Road, Fairfax, Virginia 22030. Together, all of TENANT’s space located on the 2nd, 3rd, and 4th floors of the Fair Center Office Building is referred to in the Lease as the “Initial Premises.”

R-2 In that Second Modification of Lease referred to in paragraph R-1 above, the Initial Premises was reduced to 4,434 square feet of rentable area on the second (2nd) floor of the Fair Center Office Building, having a street address of 11240 Waples Mill Road, Suite 201, Fairfax, Virginia hereinafter referred to in this Fifth Modification as the Premises.

R-3 LANDLORD and TENANT wish to amend the Lease as provided herein.

In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1) Modification of Lease. LANDLORD and TENANT agree that the Lease is hereby modified as follows:

A) Term: The term of the Lease for the Premises shall be renewed and extended for an additional four (4) years (“Premises Extension Term”) commencing June 1, 2013 (“Lease Extension Commencement Date”), and expiring four (4) years thereafter at midnight on May 31, 2017 (“Extension Term Expiration Date”).

B) Concessions: Notwithstanding any provision in this Lease to the contrary, LANDLORD shall abate the first month’s rent. The rent commencement date shall be July 1, 2013.

C) Rent: The rental rate for the first year of the Premises Extension Term shall be twenty-two and 00/100 dollars ($22.00) per square foot, full service, to be paid in twelve (12) monthly installments of eight thousand one hundred twenty-nine and 00/100 dollars ($8,129.00) each (the “Base Monthly Rent”). Effective on each anniversary of the Lease Extension Commencement Date, the Base Monthly Rent shall be increased by three percent (3%).

Information Analysis Incorporated	2012 Annual Report on Form 10-K

D) Additional Rent: Operating Expenses and Real Estate Taxes: Commencing on June 1, 2014, TENANT shall pay, as additional rent, for its Proportionate Share of any Operating Expenses and real estate taxes for the Land and Building in excess of the 2013 base year operating expenses for the Building. TENANT’s Proportionate Share for the Premises (Suite 201) is hereby estimated to be 4,434/63,918 or 6.937%.

E) Broker Leasing Commission: LANDLORD agrees to pay Cassidy Turley, as Broker for TENANT in this transaction, a commission in the amount of four percent (4%) of the gross rental due from TENANT during the Premises Extension Term.

F) Tenant Improvements: LANDLORD shall deliver and TENANT shall accept the Premises in “As-Is” condition, with the exception of the following Tenant Improvements to be completed by LANDLORD, at LANDLORD’S sole cost and expense:

●	New building standard paint for reception, hallways and conference room, colors to be selected by Tenant;
●	Steam clean carpet throughout Premises;
●	Install new building standard suite entry doors and frame;
●	Repair exposed carpet seams;
●	Install 2 dedicated outlets for kitchen;
●	New 15 inch under-counter ice maker (Danby Silhouette or similar), or new refrigerator with ice maker (choice to be made by Tenant);
●	Repair / Replace light fixture in kitchen;
●	Remove door to kitchen (leave door frame);
●	Install building standard top and bottom cabinets and countertops for kitchen, per design provided by Intec Group Architects (Exhibit A); and
●	New sink, disposal, and insta-hot water heater (above ceiling).

2) Reaffirmation of Lease. Except as modified herein, the Lease is hereby reaffirmed and ratified.

Information Analysis Incorporated	2012 Annual Report on Form 10-K

IN WITNESS WHEREOF, the parties have executed the Fifth Modification of Lease intending same to be effective the date indicated in the first paragraph of this Fifth Modification of Lease, having executed the Fifth Modification of Lease on the date indicated below to their name.

LANDLORD: Fair Center Office Associates, LLC

Witness: ________________________________	By:

Printed Name:

Title:

Date:

TENANT: Information Analysis, Inc.

Witness: ________________________________	By:

Printed Name:

Title:

Date: